Exhibit 10.1

AMENDMENT NO. 2 TO MERGER AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Merger Agreement, dated March 29, 2010, as amended by the Amendment to Merger Agreement, dated April 30, 2010 (as amended, the “Agreement”) is entered into effective as of June 16, 2010, by and among CDSS Wind Down, Inc., a Delaware corporation (“ CDSS ”), CDSS Merger Corporation, a Delaware corporation and a newly-created wholly-owned subsidiary of CDSS (“ Merger Sub ”), and Green Energy Management Services, Inc., a Delaware corporation (“Company ”) (each a “ Party ” and collectively the “ Parties ”).

This Parties have entered into the Agreement, and the Parties desire to adopt this Amendment to amend the Agreement (as previously amended) as set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows.

1.             Amendment of Section 6 of the Agreement.

The Parties agree to amend Section 6 of the Agreement, as amended, by deleting the words “June 30, 2010” and replacing them with the words “July 31, 2010” in each of subsections 6(A)(1)(c) and 6(A)(2)(b).

2.             No Further Amendment. The Parties agree that, except as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.

3.             Counterparts. This Amendment may be executed in one or more counterparts, including by means of facsimile, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

CDSS WIND DOWN, INC.

By:	/s/ Steven B. Solomon
Steven B. Solomon
President and Chief Executive Office

CDSS MERGER CORPORATION

By:	/s/ Steven B. Solomon
Steven B. Solomon
President and Chief Executive Officer

GREEN ENERGY MANAGEMENT SERVICES, INC.

By:	/s/ Michael Samuel
Michael Samuel
Chairman and CEO